Exhibit 23.10

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in or incorporation by reference into the Registration Statement on Form S-4 (including any amendments or supplements thereto, related appendices, and financial statements) of Chesapeake Energy Corporation of our reserves report, dated March 3, 2022, with respect to estimates of reserves and future net revenues to the Chief Exploration & Development LLC interest, as of December 31, 2021; our reserves report, dated May 2, 2022, with respect to estimates of reserves and future net revenues to the Radler 2000, LP interest, as of December 31, 2021; and our reserves report, dated May 2, 2022, with respect to estimates of reserves and future net revenues to the Tug Hill Marcellus, LLC interest, as of December 31, 2021. We also hereby consent to all references to our firm or such reports included in or incorporated by reference into the Registration Statement. We also consent to use of our name as it appears under "Experts".

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Eric J. Stevens, P.E.
Eric J. Stevens, P.E.
President and Chief Operating Officer

Dallas, Texas

August 31, 2022